Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Data

The following tables set forth unaudited pro forma consolidated financial data for the three year period ended October 31, 2005 and the nine months ended July 31, 2006, and our financial position at July 31, 2006. This unaudited pro forma consolidated financial data gives effect to the Distribution of Verigy which occurred on October 31, 2006.  The unaudited pro forma consolidated statement of operations gives effect to the Distribution of Verigy as if it had occurred on November 1, 2002. The unaudited pro forma consolidated balance sheet gives effect to the transaction as if it had occurred on July 31, 2006.

This information should be read in conjunction with Summary Historical Consolidated Financial Data and our audited consolidated financial statements and the related notes filed as part of our Annual Report on Form 10-K for the year ended  October 31, 2005 and the unaudited condensed consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended July 31, 2006. This unaudited pro forma consolidated financial data has been included for informational and comparative purposes only and is not necessarily indicative of the financial position or results that will be achieved in the future.   Our future results are subject to prevailing economic and industry specific conditions and financial, business and other known and unknown risks and uncertainties, certain of which are beyond our control.

PRO FORMA CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	As of
	July 31,	Distribution of Verigy
	2006	(A)	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$2,249	$(206)	$2,043
Accounts receivable, net	853	(157)	696
Inventory	705	(79)	626
Other current assets	412	(35)	377

Total current assets	4,219	(477)	3,742
Property, plant and equipment, net	822	(36)	786
Goodwill and other intangible assets, net	481	(18)	463
Other assets	602	(19)	583
Restricted cash and cash equivalents	1,605	—	1,605

Total assets	$7,729	$(550)	$7,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$425	$(67)	$358
Employee compensation and benefits	422	(34)	388
Deferred revenue	292	(57)	235
Income and other taxes payable	381	(8)	373
Other accrued liabilities	159	(15)	144

Total current liabilities	1,679	(181)	1,498
Long-term debt	1,500	—	1,500
Retirement and post-retirement benefits	266	(12)	254
Other long-term liabilities	492	(74)	418

Total liabilities	3,937	(267)	3,670
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	5	—	5
Treasury Stock, at cost	(4,469)	—	(4,469)
Additional paid-in-capital	6,543	—	6,543
Retained Earnings	1,695	(283)	1,412
Accumulated other comprehensive income	18	—	18

Total stockholders’ equity	3,792	(283)	3,509

Total liabilities and stockholders’ equity	$7,729	$(550)	$7,179

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A)                            On August 15, 2005, Agilent announced its intention to separate its semiconductor test solutions business, Verigy, into a stand-alone publicly traded company.  The Distribution of Verigy occurred on October 31, 2006. The adjustments presented represent the removal of the book value of assets and liabilities based on carrying amounts at July 31, 2006 that we expect to transfer as part of the Distribution. The value of assets and liabilities that will actually transfer upon Distribution will differ from the amounts presented above.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions except for per share amounts)
(Unaudited)

	Nine Months
	Ended
	July 31	Distribution of Verigy
	2006	(A)	Pro Forma

Net revenue	$4,220	$(575)	$3,645
Costs and expenses:
Cost of sales	2,018	(302)	1,716
Research and development	572	(73)	499
Selling, general and administrative	1,387	(151)	1,236
Gain of sale of land	(121)	—	(121)

Total Costs and Expenses	3,856	(526)	3,330
Income from operations	364	(49)	315
Other income (expense), net	139	—	139

Income from continuing operations before taxes and equity income	503	(49)	454
Provision for taxes	61	(17)	44
Equity in net income of unconsolidated affiliate and gain on sale—Lumileds	901	—	901

Income from continuing operations	$1,343	$(32)	$1,311

Income from continuing operations per share—basic:	$3.07	$(0.07)	$3.00

Income from continuing operations per share—diluted:	$2.99	$(0.07)	$2.92

Weighted average shares outstanding used to compute income from continuing operations per share:
Basic	438	438	438

Diluted	449	449	449

	Twelve Months
	Ended
	October 31	Distribution of Verigy
	2005	(A)	Pro Forma

Net revenue	$5,139	$(454)	$4,685
Costs and expenses:
Cost of sales	2,617	(296)	2,321
Research and development	738	(88)	650
Selling, general and administrative	1,603	(105)	1,498

Total costs and expenses	4,958	(489)	4,469
Income from operations	181	35	216
Other income (expense), net	73	2	75

Income from continuing operations before taxes and equity income	254	37	291
Provision for taxes	155	(12)	143
Equity in net income of unconsolidated affiliate and gain on sale—Lumileds	42	—	42

Income from continuing operations	$141	$49	$190

Income from continuing operations per share—basic:	$0.29	$0.10	$0.39

Income from continuing operations per share—diluted:	$0.28	$0.10	$0.38

Weighted average shares outstanding used to compute income from continuing operations per share:
Basic	494	494	494

Diluted	500	500	500

	Twelve Months Ended October 31 2004	Distribution of Verigy (A)	Pro Forma

Net revenue	$5,160	$(604)	$4,556
Costs and expenses:
Cost of sales	2,723	(331)	2,392
Research and development	689	(90)	599
Selling, general and administrative	1,603	(101)	1,502

Total costs and expenses	5,015	(522)	4,493
Income from operations	145	(82)	63
Other income (expense), net	24	—	24

Income from continuing operations before taxes and equity income	169	(82)	87
Provision for taxes	71	(14)	57
Equity in net income of unconsolidated affiliate and gain on sale—Lumileds	29	—	29

Income from continuing operations	$127	$(68)	$59

Income from continuing operations per share—basic:	$0.26	$(0.14)	$0.12

Income from continuing operations per share—diluted:	$0.26	$(0.14)	$0.12

Weighted average shares outstanding used to compute income from continuing operations per share:
Basic	483	483	483

Diluted	490	490	490

	Twelve Months Ended October 31 2003	Distribution of Verigy (A)	Pro Forma
Net revenue	$4,468	$(538)	$3,930
Costs and expenses:
Cost of sales	2,633	(290)	2,343
Research and development	771	(84)	687
Selling, general and administrative	1,784	(116)	1,668

Total costs and expenses	5,188	(490)	4,698
Loss from operations	(720)	(48)	(768)
Other income (expense), net	24	(2)	22

Loss from continuing operations before taxes and equity income	(696)	(50)	(746)
Provision for taxes	1,090	(5)	1,085
Equity in net income of unconsolidated affiliate and gain on sale—Lumileds	9	—	9

Loss from continuing operations	$(1,777)	$(45)	$(1,822)

Loss from continuing operations per share—basic	$(3.76)	$(0.10)	$(3.86)

Loss from continuing operations per share—diluted:	$(3.76)	$(0.10)	$(3.86)

Weighted average shares outstanding used to compute loss from continuing operations per share:

Basic	473	473	473

Diluted	473	473	473

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A)                              These adjustments reflect the elimination of the historical operations of Verigy for the nine months ended July 31, 2006, and the twelve months ended October 31, 2003, 2004 and 2005. These adjustments include the add back of general corporate allocated expenses which were previously included in the separate financial statements of Verigy.  The Distribution of Verigy occurred on October 31, 2006. We will be reporting Verigy as a discontinued operation in our consolidated financial statements effective in the fourth quarter of fiscal 2006, for all periods presented.